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                                                                     EXHIBIT 3.4


                               AMENDMENT NO. 2 TO
                          AMENDED AND RESTATED LIMITED
                           LIABILITY COMPANY AGREEMENT



                  AMENDMENT NO. 2 TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Amendment"), dated as of January 19, 2001 to the Amended and Restated Limited Liability Company Agreement of Cedar Brakes I, L.L.C., dated as of September 11, 2000, as amended (the "Amended and Restated LLC Agreement"), by Mesquite Investors, L.L.C. (the "Member"), as sole Member of Cedar Brakes I, L.L.C. (the "Company").


                                   WITNESSETH:


                  WHEREAS, the Company was formed by the Member as its sole member by the filing of a Certificate of Formation and the execution of the Cedar Brakes I, L.L.C. Limited Liability Company Agreement on March 6, 2000 (the "Original Agreement");

                  WHEREAS, the Original Agreement was amended and restated by the Member in the Amended and Restated LLC Agreement; and

                  WHEREAS, the Member desires to amend a certain provision of the Amended and Restated LLC Agreement as provided herein;

                  NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration receipt of which is hereby acknowledged, the Member hereby agrees as follows:

                  1. Amendment. Section 601(c) of the Amended and Restated LLC Agreement is hereby amended to add "(i)" at the beginning of the first paragraph of such subsection prior to the words commencing with "except as provided", to delete the "(i)" preceding the second paragraph of such section prior to the words commencing with "The Company shall not" and to insert "(ii)" at the beginning of the second paragraph in its place and stead.

                  2. Limited Effect. Except as expressly amended hereby, all of the provisions of the Amended and Restated LLC Agreement shall continue to be, and shall remain, in full force and effect in accordance with their terms.

                  3. Binding Effect. This Amendment shall become effective when it shall have been executed by the Member.

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                  4. GOVERNING LAW. This Agreement shall be construed in
accordance with, and governed by, the laws of the State of Delaware, without regard to its conflict of law principles.

                  IN WITNESS WHEREOF, the Member has caused this Amendment to be duly executed as of the date and year first above written.



                                By: MESQUITE INVESTORS, L.L.C.
                                    its Sole Member

                                    By: CHAPARRAL INVESTORS, L.L.C.
                                        its Sole Member

                                        By: El PASO CHAPARRAL INVESTORS, L.L.C.
                                            its Managing Member

                                            By: El PASO CHAPARRAL
                                                HOLDING COMPANY
                                                its Sole Member





                                            By: /s/ JOHN L. HARRISON
                                               --------------------------------
                                               Name:  John L. Harrison
                                               Title: Vice President and Senior
                                                       Managing Director





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